                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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Filed by a Party other than the Registrant  /X/

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     /_/  Preliminary Proxy Statement

     /_/  Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     /_/  Soliciting Material Under Rule 14a-12

                             RURAL/METRO CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                        ACCIPITER LIFE SCIENCES FUND, LP
                       ACCIPITER LIFE SCIENCES FUND II, LP
                  ACCIPITER LIFE SCIENCES FUND (OFFSHORE), LTD.
                ACCIPITER LIFE SCIENCES FUND II (OFFSHORE), LTD.
                    ACCIPITER LIFE SCIENCES FUND II (QP), LP
                              CANDENS CAPITAL, LLC
                        ACCIPITER CAPITAL MANAGEMENT, LLC
                                  GABE HOFFMAN
                                 NICOLE VIGLUCCI
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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                                      -2-

      On October 30, 2006, Accipiter Life Sciences Fund, LP ("Accipiter"),
together with the other participants, made a definitive filing with the
Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the 2006 annual meeting of stockholders scheduled to be held
December 1, 2006 of Rural/Metro Corporation, a Delaware corporation.

Item 1: Accipiter issued the following press release on November 27, 2006:

FOR IMMEDIATE RELEASE

MONDAY, NOVEMBER 27, 2006

            ACCIPITER LIFE SCIENCES RESPONDS TO INACCURATE STATEMENTS
                MADE BY RURAL/METRO'S CEO IN NEWSPAPER INTERVIEW

     URGES THE COMPANY TO IMMEDIATELY CEASE ITS USE OF FALSE INFORMATION IN
         EFFORTS TO DIVERT SHAREHOLDERS' ATTENTION FROM THE REAL ISSUES

New York, New York, November 27, 2006 - Accipiter Life Sciences Fund, LP today responded to inaccurate statements made by Jack Brucker, the president and CEO of Rural/Metro Corporation (Nasdaq:RURL), to the East Valley Tribune for a news article it published on November 26, 2006.

"This is part of an unfortunate trend," stated Gabe Hoffman, the managing member of the general partner of Accipiter. "First, Rural made false claims regarding
Accipiter's investment in a publicly traded competitor, despite numerous publicly available filings accurately detailing Accipiter's investment. Now,
Rural is similarly making false claims regarding Accipiter's positions and
Rural's own disclosure to shareholders. Again, we feel compelled to set the record straight."

The following are examples of what Accipiter believes to be Rural's misinformation strategy:

RURAL STATEMENT: "As for financial guidance, Brucker said the vast majority of public companies don't offer financial guidance (pennies per-share, quarterly earnings per-share guidance) and the number that do is declining rapidly. "(1)

THE FACTS: Accipiter has repeatedly stated that "financial guidance" is not an all-or-nothing proposition.(2) Rural provides no specific financial projections whatsoever.

RURAL STATEMENT: "Accipiter is the only shareholder that has ever asked us for pennies-per-share, quarterly EPS guidance."(3)

THE FACTS: Accipiter has NEVER requested, or even suggested, that Rural provide pennies-per-share or quarterly EPS guidance. Accipiter has clearly and consistently articulated its belief that it is appropriate for management to make SOME SPECIFIC FINANCIAL PROJECTIONS to Rural's shareholders, and that
Rural's refusal to make ANY SPECIFIC FINANCIAL FORECASTS is unfair to its shareholders, who are the owners of the Company.

Accipiter's views on the subject were stated clearly to Rural's Board of
Directors in a letter to its Board of Directors dated May 5, 2006:

                                      -3-

"INVESTOR COMMUNICATIONS: RURAL IS ONE OF ONLY A FEW PUBLICLY-TRADED COMPANIES
THAT DOES NOT PROVIDE ANY FINANCIAL GUIDANCE. Companies that do not give guidance trade at discounts to their peer group. Because investors are not as familiar with the industry outlook and business prospects as are senior management and the Board of Directors, investors will tend to use a higher discount rate for projected results, which translates into a lower stock price.
We note that guidance is not an all-or-none situation. Management can provide guidance on various components of the Company's financial model without necessarily providing spot guidance for EBITDA or earnings per share.

"Importantly, providing guidance is a means by which investors can judge management. According to Rural's most recent proxy statement, the Company's executive compensation programs are based on the belief that the interests of executive officers should be directly aligned with those of shareholders. The
Compensation Committee report listed a number of qualitative and quantitative measures used to determine cash compensation of senior management. IT IS NOT
ONLY IMPORTANT, BUT A MATTER OF FAIRNESS, TO PROVIDE A COMPANY'S OWNERS WITH
SOME DEGREE OF SPECIFIC METRICS AND GOALS WITH WHICH TO EVALUATE MANAGEMENT
PERFORMANCE."(4)

RURAL STATEMENT: "Rural/Metro provides lots of guidance in terms of revenue guidance, metrics and statistics on our operating performance, forward-looking projection regarding our revenue growth and our win rate on the contracts"(5)

THE FACTS: Rural has made no such specific forward-looking projections regarding revenue growth, operating performance or win rate on contracts in the 16 months since Accipiter first became a shareholder of Rural. We challenge management to point to the specific conference calls or SEC filings where Rural believes such specific projections were made.

Rural's management repeatedly refuses to make any forward-looking projections on a wide variety of financial metrics. Accipiter has reviewed transcripts from the last three quarterly earnings conference calls and counted at least 13 times that management refused to make forward-looking projections!(6) We have included the relevant excerpts at the end of this press release for reference.

"We call on management to immediately end its misinformation campaign aimed, we believe, at diverting shareholders' attention from the real issues in this proxy contest," stated Mr. Hoffman. "We believe that management should be focused on maximizing shareholder value, as opposed to its efforts to entrench the incumbents at the upcoming Annual Meeting. We strongly urge all of Rural's shareholders to vote the GOLD proxy card in favor of Accipiter's Board nominees so that we can enhance the value of Rural's shares."

For more information, shareholders can call Gabe Hoffman at (212) 705-8700 or
Accipiter's proxy solicitor, MacKenzie Partners, Inc. toll-free at (800)
322-2885, ask for Dan Sullivan.

----------------
(1) http://www.eastvalleytribune.com/index.php?sty=79580
East Valley Tribune, November 26, 2006

                                      -4-

(2) Accipiter letter to Rural Board of Directors dated May 5, 2006

(3) http://www.eastvalleytribune.com/index.php?sty=79580
East Valley Tribune, November 26, 2006

(4) Accipiter letter to Rural Board of Directors dated May 5, 2006

(5) http://www.eastvalleytribune.com/index.php?sty=79580
East Valley Tribune, November 26, 2006

(6) Transcripts of Fiscal Q1 2007 Earnings Conference Call - November 14, 2006,
Fiscal Q4 2006 Earnings Conference Call - September 13, 2006, and Fiscal Q3 2006
Earnings Conference Call - May 10, 2006

Fiscal Q1 2007 Earnings Conference Call - November 14, 2006

1. Question:

"Good morning, Kristi, can you help me understand how the provision for doubtful accounts is going to trend going forward? Your language suggests that it's going to stay at least where it is now and maybe can go up a little bit in the
December quarter, but I would expect that to trend back down in the March quarter once you anniversary the extended terms with Arizona Medicaid. Am I thinking about this correctly?"

KRISTI PONCZAK - RURAL/METRO CORPORATION - SVP AND CFO

"....My hope, WITHOUT MAKING FORWARD-LOOKING PROJECTION (sic) would be that the
(bad debt) provision as a percentage of revenue comes back down in the low 18 range as the disruption of the building consolidation right themselves in the third and fourth quarter."

2. Question: "God bless you, and you're not paying anybody else. Anyway, okay so that's seven days so if do that when I would normalize DSO you would think of about 50 days, is that correct?"

KRISTI PONCZAK - RURAL/METRO CORPORATION - SVP AND CFO
"I WOULD HATE TO PROJECT ON THAT, but we have an expectation that it will come down SLIGHTLY BUT I COULDN'T GIVE YOU A PROJECTION AS TO WHERE."

3. Question: Good morning. Could you comment on what you believe the operating margin potential of the business might be? Clearly you've had a good history of until this quarter of driving down your personnel expenses and bad debt expenses. And while there were one-off items or some one-off items affecting both of those line items it's a little disheartening to see a break in that trend. And perhaps you could comment on what you believe the potential of the business is and whether some of the decreases in the other operating expenses are perhaps sustainable and whether we should expect a return to the previous trends that you've been enjoying?

JACK BRUCKER - RURAL/METRO CORPORATION - PRESIDENT AND CEO

"....With regards to your specific question about what's the long-term outlook for margins we certainly have made plans and have hopes to continue the trend in growth in margins. IT'S HARD FOR US TO MAKE A FORWARD-LOOKING PROJECTION.
Certainly we'd hope it would be north of 10% and grow from there. BUT IT'S VERY
DIFFICULT FOR US TO MAKE A SPECIFIC PROJECTION BEYOND THAT.

We believe we're well-positioned for that growth, very good position in markets that are going to take advantage of this baby boomer growth rates and we're winning new contracts and as one of the earlier callers pointed out if you do all the add backs on our EBITDA, not operating income, but if you do all the add backs on the EBITDA for this quarter versus last quarter we actually had a pretty good quarter. Unfortunately you have to do all those add backs to get there. BUT THAT'S ABOUT ALL REALLY I CAN SAY WITHOUT GIVING A SPECIFIC
FORWARD-LOOKING PROJECTION, but we are optimistic and we do plan to take that north of 10%."

                                      -5-

Fiscal Q4 2006 Earnings Conference Call - September 13, 2006

1. JACK BRUCKER - RURAL/METRO - PRESIDENT & CEO
Just as a follow-up, quickly, Michael. Going from 22.4 to 21.8 for this year of
'06 was a 610 point improvement, and we had as Michael said, we have heavy
Sarbanes-Oxley expenses which we are trying to work on. WE CAN'T MAKE A
FORWARD-LOOKING PROJECTION AS TO WHAT PERCENTAGE WE ARE GOING TO HAVE NEXT YEAR.

2. JACK BRUCKER - RURAL/METRO - PRESIDENT & CEO
This is Jack. As Michael said, we had a decline in the fourth quarter versus the third quarter of fiscal '06 from 18.7 to 18.5. IT IS HARD FOR US TO MAKE
FORWARD-LOOKING PROJECTIONS, but we are very hopeful to have some continued
reductions going forward, certainly in this Arizona.

3. JACK BRUCKER - RURAL/METRO - PRESIDENT & CEO
Yes, this is Jack. I will take those in order, but as we often say on the roadshow, as Michael likes to say, one of our primary strategies is a deleveraging strategy. AND WE'RE NOT MAKING ANY FORWARD-LOOKING PROJECTIONS, but
we do -- we are hopeful to make additional Term B unscheduled principal payments in fiscal '07, as much as possible.

4. JACK BRUCKER - RURAL/METRO - PRESIDENT & CEO
WE'RE NOT MAKING ANY FORWARD-LOOKING PROJECTIONS, but we are hopeful that we will continue to be successful in the hospital area. And we have had very good success in renewing our 911 contracts, and we are hopeful to continue that trend.

Fiscal Q3 2006 Earnings Conference Call - May 10, 2006:

1. JACK BRUCKER - RURAL/METRO CORP. - PRESIDENT AND CEO
"In the coming quarters, although, WE CANNOT MAKE A FORWARD-LOOKING PROJECTION
AS TO WHICH QUARTER. We've seen some of the money starting to come in already.
Lawrence, there has been a slowdown from the State of Arizona Medicaid, but we're disappointed with the slowdown, but we're not really concerned about a long-term affect from it."

2. JACK BRUCKER - RURAL/METRO CORP. - PRESIDENT AND CEO
".Larry, I hate to use the word `proxy' as a straight add back to EBITDA, however, we do believe these receivables are solid, and we do expect to collect them. What we're focusing here is on the delay not the quality of the receivable, but the way you characterized your question was asking us to make a forward-looking projection to collect 100% of that, and we are hopeful, and it is my belief, that we will do that, BUT I'M HESITANT TO GIVE YOU A
FORWARD-LOOKING PROJECTION PREDICTING THAT."

3. MICHAEL ZARRIELLO - RURAL/METRO CORP. - SVP AND CFO
"....We believe that, though, I'M NOT MAKING A PREDICTION, that we'll continue to see a downward of expenditures in insurance."

4. JACK BRUCKER - RURAL/METRO CORP. - PRESIDENT AND CEO
"Brian, WE'RE HESITANT TO MAKE A FORWARD-LOOKING PROJECTION on a win rate going forward for the next year...."

5. JACK BRUCKER - RURAL/METRO CORP. - PRESIDENT AND CEO
".....We now have five centers. I'M NOT MAKING ANY PREDICTIONS. I think we're down, at least, for the foreseeable future to the right number of centers....I fully believe and hope, AND I'M NOT MAKING A FORWARD-LOOKING PROJECTION, that this slowdown in the consolidation and the learning curve associated with the consolidation will come back to us...."

                                      -6-

6. JACK BRUCKER - RURAL/METRO CORP. - PRESIDENT AND CEO
"....WE ARE NOT MAKING A FORWARD-LOOKING PREDICTION, but I believe and I'm very hopeful that we will collect on that State of Arizona A/R that we reserved for, as well as we'll see significant benefits from the consolidation of those three billing centers...."

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

ACCIPITER LIFE SCIENCES FUND, LP ("ACCIPITER") FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION ("SEC") ON OCTOBER 30, 2006 A DEFINITIVE PROXY STATEMENT AND
ACCOMPANYING GOLD PROXY CARD, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF
ITS SLATE OF DIRECTOR NOMINEES AT THE 2006 ANNUAL MEETING. ACCIPITER STRONGLY
ADVISES ALL RURAL STOCKHOLDERS TO READ THE PROXY STATEMENTS AND OTHER PROXY
MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT FILED
WITH THE SEC BY ACCIPITER THROUGH THE WEBSITE MAINTAINED BY THE SEC AT
WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE
PROXY STATEMENT FROM ACCIPITER BY CALLING MACKENZIE PARTNERS, INC. AT (800)
322-2885.

THE PARTICIPANTS IN THE PROXY  SOLICITATION ARE ACCIPITER LIFE SCIENCES FUND, LP
ACCIPITER LIFE SCIENCES FUND II, LP,  ACCIPITER  LIFE SCIENCES FUND  (OFFSHORE),
LTD., ACCIPITER LIFE SCIENCES FUND II (OFFSHORE), LTD. , ACCIPITER LIFE SCIENCES
FUND II (QP), LP, CANDENS CAPITAL, LLC, ACCIPITER CAPITAL MANAGEMENT,  LLC, GABE
HOFFMAN AND NICOLE VIGLUCCI.

INFORMATION CONCERNING THE PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION
IS SET FORTH IN THE PROXY STATEMENT FILED WITH THE SEC.

                                      -7-